Exhibit 99.1

Ameresco Hosts 2023 Investor Day in London

- Focused Discussion of European Growth Strategy -
- Detailed 2023 and 2024 Financial Build and Metrics -
- Reiterates 2023 Guidance and 2024 Adjusted EBITDA Target of $300 Million -

FRAMINGHAM, Mass. – May 11, 2023, Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, hosted its previously announced investor day in London today. Given the importance of the European market to Ameresco’s future growth strategy, the company was pleased to host the 2023 investor day in London. As European expansion is becoming a meaningful contributor to the company’s targeted revenue and Adjusted EBITDA growth in the coming years, the leadership team and partners discussed its existing European footprint and its plans for expansion in this geography. A copy of the investor day presentation will also be available in the “Investor Relations” section of the Company’s website along with a replay of the day’s presentations.

“Today’s investor day emphasized the growing importance of Europe to Ameresco given both the tremendous business opportunities as well as our valued European investor base,” said George P. Sakellaris, President and Chief Executive Officer. “Select European markets represent a compelling value proposition for our shareholders, complementing our plans for continued growth in the United States. Furthermore, we believe our expanded geographic footprint will allow Ameresco to better service many of our global customers.”

Interactive presentations and panels further elaborated Ameresco’s plan to deliver its robust cleantech solution portfolio to key regions across Europe. Management discussed the company’s unique approach to developing these markets as well as its track record for international growth. The team also covered the increasing need for carbon consulting services as more and more companies and institutions commit to decarbonization and net zero goals. The company believes that the need for these consultative carbon reporting services and energy software-as-a-service will have broadscale applicability across Europe.

Management shared their approach and criteria for targeting acquisitions, joint ventures and partnerships to broaden Ameresco’s regional knowledge base and build a strong customer portfolio. Given the importance of organic growth complimented by targeted acquisitions and strategic partnerships, Ameresco held a discussion with executives from both Enerqos and Sunel Group.

The customer presentation on Bristol City Council covered the transformational Bristol City Leap project centered around Bristol’s accelerated net zero commitment. Analysts and investors learned how Ameresco is working through a unique public private partnership structure to provide services including energy efficiency upgrades, wind and solar services, project financing, long-term operation and maintenance, and more. This project provides a blueprint for other councils as they embark upon their net zero journey.

Doran Hole, Executive Vice President and Chief Financial Officer, provided more detailed information to Ameresco’s 2023 revenue and adjusted EBITDA guidance as well as the 2024 Adjusted EBITDA target. More detail on this information is provided on the slides that accompanied the presentations and will also be available in the “Investor Relations” section of the Company’s website including the following assumptions:

2023 Revenue Guidance
Projects

•Approximately 90-95% conversion to revenue of Ameresco’s 12-month contracted project backlog as of March 31, 2023;
•Conversion to contracted backlog followed by revenue recognition of approximately 10-15% of Ameresco’s total awarded project backlog as of December 31, 2022;
•Conversion to revenue of aged proposals to equal approximately 9-10% of total project revenue in 2023;

Energy Assets
•A slight increase to the Q1 2023 asset run rate to account for seasonality;
•A 3-quarter contribution from the 34MW of solar and battery assets placed in service in Q1 2023 at approximately $250k/MW per year;
•A 2-quarter average contribution from between 24MW and 44MW of solar and battery assets placed in service throughout the remainder of the year at approximately $250k/MW per year;
•A 2-quarter contribution from our 5.2MWe RNG asset expected to be placed in service in Q2 at approximately $2.3M/MW per year;
•A 1-quarter contribution from another 5.2Mwe RNG asset expected to be placed in service in Q3 at approximately $2.3M/MW per year;
•No significant revenue contribution from our 12MWe RNG asset expected to be placed in service in Q4;

O&M and Other
•Continuation of the general run-rate from Q1 2023 levels

2023 Adjusted EBITDA Guidance
Mr. Hole also provided a bridge to Ameresco’s 2023 Adjusted EBITDA guidance midpoint, which included a discussion of the expected line of business Adjusted EBITDA margins before the corporate overhead allocation. Ameresco’s Adjusted EBITDA guidance includes the following expectations of the pre-allocation Adjusted EBITDA margins in the periods ending Q2-Q4, 2023:

•An improvement to 12.2% from 6.4% in Projects based on mix;
•An improvement to 56.0% from 53.1% in Energy Assets based on new assets placed in service and slight performance improvement on select operating assets;
•An improvement to 18.5% from 11.1% in O&M based on timing;
•No change to Other margins

2024 Adjusted EBITDA Target
Mr. Hole concluded with a bridge to Ameresco’s 2024 Adjusted EBITDA target which included the following assumptions:

•Reasonable 10% growth in Project, O&M and Other lines of business;
•The incremental contribution from the 2023 assets placed in service;
•A half year contribution from approximately 75MW of Solar and Battery assets expected to be placed in service in 2024;
•A half year contribution from approximately 45MWe of RNG assets expected to be placed in service in 2024;
•No change in margins required from 2023 levels;
•Operating leverage from corporate overhead allocations growing at approximately 5%

The company also outlined the significant revenue visibility and platform value from its portfolio of energy assets in development of approximately $5.7 billion, bringing the company’s total long-term revenue visibility to over $12 billion.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state, and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Cautionary Language Concerning Forward-Looking Statements Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, assets in development, visibility and backlog, as well as future financial results, longer term outlook, growth strategy and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under signed contracts without delay and in accordance with their terms; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers; the impact of macroeconomic challenges, weather related events and climate change on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures This press release include references to adjusted EBITDA, which is a Non-GAAP financial measure. For a description of this Non-GAAP financial measure, including the reasons management uses this measure, please see the section in the back of the Q1 2023 earnings presentation titled “Non-GAAP Financial Measures.

Contacts:
Media Relations Leila Dillon, 508.661.2264, news@ameresco.com

Investor Relations Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com